EXHIBIT 16

[Deloitte LETTERHEAD]

Securities and Exchange Commission
Washington, D.C. 20549

July 9, 2001

Ladies and Gentlemen:

We have read and agree with the comments in Item 4(a) of Form 8-K of Quality Systems, Inc. dated July 5, 2001. We have no basis to agree or disagree with the comments in Item 4(b).

Yours truly,
/s/ Deloitte & Touche, LLP